EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

AM-CH, Inc. Announces Reduction of Board Members from Three to One Member

CHICAGO, February 25, 2005 – AM-CH, Inc. (OTCBB: AGMX) announced today that the Board of Directors had adopted a resolution to reduce the Board from three members to one member.   Board members Jeff Klein and Linda Bynoe submitted their resignations effective February 21, 2005.  The remaining Board member is Steve Ottmann.   As previously announced the Company is following a Shareholder approved Plan of Dissolution.

Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.